                                                                    EXHIBIT 99.1

                COTT CORPORATION ANNOUNCES SECOND QUARTER RESULTS
                -------------------------------------------------

                o     SALES GROWTH OF 6.3%

                o     EPS OF $0.35

                o     2005 GUIDANCE REDUCED

                        (ALL INFORMATION IN U.S. DOLLARS)

TORONTO, JULY 20, 2005 -- Cott Corporation (NYSE:COT; TSX:BCB) today announced results for the second quarter ended July 2, 2005. Sales continued to grow, up 6.3% in the quarter to $492.7 million compared to $463.7 million in the second quarter last year. Each of the Company's divisions reported sales growth in the quarter and in the first half of the year, despite an increasingly competitive environment in all markets. Excluding the impact of acquisitions and foreign exchange, second quarter sales were up 3.5%. Earnings per diluted share were $0.35, compared with $0.41 in the second quarter last year.

"Sales continued to grow this quarter despite an environment of general category softness and aggressive national brand promotions," said John K. Sheppard, Cott's president and chief executive officer. "Building upon the significant sales gains in the second quarter last year, these results demonstrate the ongoing commitment of our customers to their retailer brand soft drink programs."

SECOND QUARTER
--------------

Sales in the Company's U.S. business unit were up 4.1%, up 2.4% excluding the impact of acquisitions. In the U.K./Europe division, sales rose 12.0%, 9.2% excluding foreign exchange. In Canada, sales were up 8.7% as compared to the previous year, down 0.5% excluding foreign exchange. Sales for the International division were up 24.2% to $20.0 million, of which sales in Mexico amounted to $14.6 million.

Gross margin for the quarter was 16.4% as compared to 18.4% in the second quarter of last year. The year-over-year margin decline reflects the higher fixed costs related to the Company's capacity action plan, including the start-up of the Texas plant, and changes in product mix toward lower margin water, particularly in the U.S. A benefit of $4.9 million relating to the settlement of a lawsuit against suppliers of high fructose corn syrup was recorded in cost of sales. Operating income of $45.2 million was down 12.9% from last year's $51.9 million.

During the quarter, Cott announced that its new production facility in Fort Worth, Texas had begun shipping to customers on schedule. With two of its three lines now operating and the third scheduled to begin later in the summer, the Company expects to produce six million cases from the facility in 2005, and over time expects to grow to a full annual capacity of 40 million cases.

FIRST HALF 2005
---------------

Sales in the first six months were $888.2 million, up 6.4% versus prior year, an increase of 5.1% excluding the impact of foreign exchange and up 3.4% excluding both foreign exchange and acquisitions. The U.S. division saw sales grow by 5.7%, 3.6% excluding acquisitions. In the U.K./Europe division, sales were up 7.5% for the first half, up 4.7% excluding the impact of foreign exchange, while in Canada sales rose by 6.4%, down 1.9% excluding foreign exchange. Sales in the International division were up 15.9% to $35.7 million of which sales in Mexico were $25.1 million, representing a 32.8% top-line growth in Cott's newest market in the first half of the year.

Gross margin for the first half of the year was 15.4%, including the benefit of the high fructose corn syrup settlement, compared to 18.7% last year. Operating income was $64.5 million, down 22.8% from last year.

"Earnings for the first half of the year reflect the impact of increased ingredient and packaging costs and the timing of pricing passed through to our customers," added Sheppard. "These factors are being offset by increased plant efficiencies. As we've said before, we expect that our back-to-basics plan will deliver a positive impact in the second half of the year."

2005 OUTLOOK
------------

In light of continuing category softness and the shift to lower margin water, Cott is revising its full year guidance. Sales growth for the year is now expected to be between 6% and 8% (down from previous guidance of between 8-10%). EBITDA is now expected to be between $209 million and $214 million (down from previous guidance of between $220 million and $230 million). Earnings per diluted share are now expected to be between $1.06 and $1.11 (down from $1.14 to $1.18). Capital expenditures for the year are projected to be $95 million.

SECOND QUARTER RESULTS CONFERENCE CALL
--------------------------------------

Cott Corporation will host a conference call today, Wednesday, July 20 at approximately 10 AM ET to discuss second quarter financial results.

For those who wish to listen to the presentation, there is a listen-only, dial-in telephone line, which can be accessed as follows:

      North America: (800) 796-7558

      International: (416) 640-1907

WEBCAST
-------

To access Cott's second quarter conference call with analysts over the Internet, please visit the Company's website at http://www.cott.com. Please log on 15 minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcast, a replay will be available at Cott's website following these events until August 3, 2005.

ABOUT COTT CORPORATION
----------------------

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.

NON-GAAP MEASURE
----------------

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets", a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of the Non-GAAP financial measures is attached and also available in the Investor Relations/Financial Reports section of Cott's website.

SAFE HARBOR STATEMENTS
----------------------

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company's ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS:

Media Relations
Kerry Morgan             Tel: (416) 203-5613

Investor Relations
Edmund O'Keeffe          Tel: (416) 203-5617

                                                                       EXHIBIT 1

COTT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                  FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                 -----------------------------   -----------------------------
                                                 JULY 2, 2005    JULY 3, 2004    JULY 2, 2005    JULY 3, 2004
                                                 -------------   -------------   -------------   -------------
SALES                                            $      492.7    $      463.7    $      888.2    $      834.6
Cost of sales                                           412.0           378.2           751.5           678.7
                                                 ------------    ------------    ------------    ------------

GROSS PROFIT                                             80.7            85.5           136.7           155.9

Selling, general and administrative expenses             35.5            34.1            72.4            72.8
Unusual items                                               -            (0.5)           (0.2)           (0.5)
                                                 ------------    ------------    ------------    ------------

OPERATING INCOME                                         45.2            51.9            64.5            83.6

Other expense, net                                       (0.1)              -            (0.2)            0.3
Interest expense, net                                     6.6             6.6            13.1            13.2
Minority interest                                         1.4             1.2             2.3             2.2
                                                 ------------    ------------    ------------    ------------

INCOME BEFORE INCOME TAXES AND EQUITY LOSS               37.3            44.1            49.3            67.9

Income taxes                                            (12.3)          (14.6)          (16.0)          (22.9)
Equity loss                                                 -            (0.1)              -            (0.2)
                                                 ------------    ------------    ------------    ------------

NET INCOME                                       $       25.0    $       29.4    $       33.3    $       44.8
                                                 ============    ============    ============    ============

VOLUME - 8 OZ EQUIVALENT CASES                          326.0           328.6           598.3           598.7

NET INCOME PER COMMON SHARE
   Basic                                         $       0.35    $       0.41    $       0.47    $       0.63
   Diluted                                       $       0.35    $       0.41    $       0.46    $       0.62

                                                                       EXHIBIT 2
COTT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                                 FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                                 ---------------------------     ---------------------------
                                                                 JULY 2, 2005   JULY 3, 2004     JULY 2, 2005   JULY 3, 2004
                                                                 ------------   ------------     ------------   ------------
OPERATING ACTIVITIES
    Net income                                                   $      25.0    $      29.4      $      33.3    $      44.8
    Depreciation and amortization                                       15.9           15.0             32.7           30.0
    Amortization of financing fees                                       0.3            0.1              0.3            0.3
    Deferred income taxes                                                3.5            4.6              3.3            4.3
    Minority interest                                                    1.4            1.2              2.3            2.2
    Equity loss                                                            -            0.1                -            0.2
    Other non-cash items                                                 0.8            0.3              0.5            0.6
    Net change in non-cash working capital                             (12.7)         (52.7)           (16.9)         (65.4)
                                                                 -----------    -----------      -----------    -----------

    Cash provided by (used in) operating activities                     34.2           (2.0)            55.5           17.0
                                                                 -----------    -----------      -----------    -----------
INVESTING ACTIVITIES

    Additions to property, plant and equipment                         (26.7)         (10.0)           (54.8)         (19.5)
    Acquisitions                                                           -              -                -          (17.7)
    Other investing activities                                          (1.6)           2.2             (2.1)           0.2
                                                                 -----------    -----------      -----------    -----------

    Cash used in investing activities                                  (28.3)          (7.8)           (56.9)         (37.0)
                                                                 -----------    -----------      -----------    -----------
FINANCING ACTIVITIES

    Payments of long-term debt                                          (0.2)          (0.3)            (0.4)          (2.5)
    Short-term borrowings                                               (0.6)           4.3             (5.5)           6.4
    Distributions to subsidiary minority shareowner                     (0.8)          (1.0)            (1.9)          (2.2)
    Issue of common shares                                               0.9            7.7              1.8            9.9
    Financing costs                                                     (0.5)             -             (2.6)             -
    Other financing activities                                          (0.1)          (0.1)            (0.2)          (0.2)
                                                                 -----------    -----------      -----------    -----------

    Cash provided by (used in) financing activities                     (1.3)          10.6             (8.8)          11.4
                                                                 -----------    -----------      -----------    -----------

Effect of exchange rate changes on cash                                 (0.1)          (0.2)            (0.5)          (0.2)
                                                                 -----------    -----------      -----------    -----------

NET INCREASE (DECREASE) IN CASH                                          4.5            0.6            (10.7)          (8.8)

CASH, BEGINNING OF PERIOD                                               11.4            9.0             26.6           18.4
                                                                 -----------    -----------      -----------    -----------

CASH, END OF PERIOD                                              $      15.9    $       9.6      $      15.9    $       9.6
                                                                 ===========    ===========      ===========    ===========

                                                                       EXHIBIT 3
COTT CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)


                                                   UNAUDITED           AUDITED
                                                 JULY 2, 2005      JANUARY 1, 2005
                                                 ------------      ---------------
ASSETS

CURRENT ASSETS
Cash                                              $     15.9        $     26.6
Accounts receivable                                    226.3             184.3
Inventories                                            138.3             122.8
Prepaid and other expenses                              12.4               9.7
                                                  ----------        ----------

                                                       392.9             343.4

PROPERTY, PLANT AND EQUIPMENT                          350.9             313.7
GOODWILL                                                88.4              88.8
INTANGIBLES AND OTHER ASSETS                           259.7             276.1
                                                  ----------        ----------

                                                  $  1,091.9        $  1,022.0
                                                  ==========        ==========

LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings                             $     65.5        $     71.4
Current maturities of long-term debt                     0.8               0.8
Accounts payable and accrued liabilities               188.9             145.2
                                                  ----------        ----------

                                                       255.2             217.4

LONG-TERM DEBT                                         272.4             272.5
DEFERRED INCOME TAXES                                   54.2              51.0
                                                  ----------        ----------

                                                       581.8             540.9

MINORITY INTEREST                                       24.2              23.8

SHAREOWNERS' EQUITY
Capital stock                                          289.4             287.0
Retained earnings                                      194.9             161.6
Accumulated other comprehensive income                   1.6               8.7
                                                  ----------        ----------

                                                       485.9             457.3
                                                  ----------        ----------

                                                  $  1,091.9        $  1,022.0
                                                  ==========        ==========

                                                                       EXHIBIT 4
COTT CORPORATION
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                    FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                  ------------------------------     -----------------------------
                                                  JULY 2, 2005      JULY 3, 2004     JULY 2, 2005     JULY 3, 2004
                                                  ------------      ------------     ------------     ------------
SALES
  USA                                             $     354.4       $     340.4      $     648.7      $     613.5
  Canada                                                 59.7              54.9            100.8             94.7
  UK & Europe                                            57.9              51.7            101.5             94.4
  International                                          20.0              16.1             35.7             30.8
  Corporate                                               0.7               0.6              1.5              1.2
                                                  -----------       -----------      -----------      -----------

                                                  $     492.7       $     463.7      $     888.2      $     834.6
                                                  ===========       ===========      ===========      ===========

OPERATING INCOME (LOSS)
  USA                                             $      36.9       $      39.9      $      55.0      $      71.0
  Canada                                                  5.5               6.3              5.9              6.7
  UK & Europe                                             3.1               3.8              5.2              5.4
  International                                           2.8               3.7              5.1              6.4
  Corporate                                              (3.1)             (1.8)            (6.7)            (5.9)
                                                  -----------       -----------      -----------      -----------

                                                  $      45.2       $      51.9      $      64.5      $      83.6
                                                  ===========       ===========      ===========      ===========

                                                                       EXHIBIT 5
COTT CORPORATION
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                                    FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                  ------------------------------     -----------------------------
                                                  JULY 2, 2005      JULY 3, 2004     JULY 2, 2005     JULY 3, 2004
                                                  ------------      ------------     ------------     ------------
NET INCOME                                        $      25.0       $      29.4      $      33.3      $      44.8

   Depreciation and amortization                         15.9              15.0             32.7             30.0
   Interest expense, net                                  6.6               6.6             13.1             13.2
   Income taxes                                          12.3              14.6             16.0             22.9
                                                  -----------       -----------      -----------      -----------

EBITDA                                            $      59.8       $      65.6      $      95.1      $     110.9
                                                  ===========       ===========      ===========      ===========

FOR THE YEAR ENDED DECEMBER 31, 2005 -- GUIDANCE

NET INCOME                                           $77 - $80

   Depreciation and amortization                        $63
   Interest expense, net                                $26
   Income taxes and other                            $43 - $45
                                                     -----------

EBITDA                                               $209 - $214
                                                     ===========

NON-GAAP MEASURE
----------------

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.

SAFE HARBOR STATEMENTS
----------------------

This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company's ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.